Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Southern National Bancorp of Virginia, Inc.

McLean, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement of our report dated February 23, 2007, relating to the consolidated statements of income, stockholders’ equity and cash flows of Southern National Bancorp of Virginia, Inc. and subsidiary for the year ended December 31, 2006, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Richmond, Virginia

October 23, 2009